EXHIBIT 10.41





                          IMPERIAL ENERGY CORPORATION




                           LONG TERM POWER PURCHASE

                            POWER PURCHASE CONTRACT
                                    BETWEEN
                      SOUTHERN CALIFORNIA EDISON COMPANY
                                      AND
                          IMPERIAL ENERGY CORPORATION







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                               TABLE OF CONTENTS

Section       Title                                                   Page
- -------       -----                                                   ----
1             PROJECT SUMMARY                                            1
2             DEFINITIONS                                                4
3             TERM                                                      10
4             GENERATING FACILITY                                       11
5             OPERATING OPTIONS                                         19
6             INTERCONNECTION FACILITIES                                20
7             METERING                                                  21
8             POWER PURCHASE PROVISIONS                                 22
9             PAYMENT AND BILLING PROVISIONS                            40
10            TAXES                                                     42
11            TERMINATION                                               43
12            SALE OF GENERATING FACILITY                               43
13            ABANDONMENT OF PROJECT                                    44
14            LIABILITY                                                 45
15            INSURANCE                                                 47
16            UNCONTROLLABLE FORCES                                     49
17            NONDEDICATION OF FACILITIES                               51
18            PRIORITY OF DOCUMENTS                                     52
19            NOTICES AND CORRESPONDENCE                                52
20            PREVIOUS COMMUNICATIONS                                   52
21            THIRD PARTY BENEFICIARIES                                 53
22            NONWAIVER                                                 53
23            DISPUTES                                                  53
24            SUCCESSORS AND ASSIGNS                                    55
25            EFFECT OF SECTION HEADINGS                                55
26            TRANSMISSION                                              55
27            AMENDMENT                                                 58
28            GOVERNING LAW                                             58
29            CONFIDENTIALITY                                           58
30            MULTIPLE ORIGINALS                                        59

APPENDIX A
APPENDIX B
APPENDIX C






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1.      PROJECT SUMMARY
        ---------------
        This Contract is entered into between Southern California Edison Company ("Edison") and Imperial Energy Corporation, a California corporation ("Seller"). Seller is willing to construct, own, and operate a Qualifying Facility and sell electric power to Edison and Edison is willing to purchase electric power delivered by Seller to Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:

1.1     All Notices shall be sent to Seller at the following
        address: Imperial Energy Corporation
                 2049 Century Park East, Suite 1100
                 Los Angeles, CA  90067
                 Attn: President

1.2     Seller's Generating Facility:

     a.   Nameplate Rating: 3,000 kW.

     b.   Location: Niland, Imperial County, California

     c.   Type (Check One):
    [ ]   Cogeneration Facility
    [X]   Small Power Production Facility

1.3     Contract Capacity: 1,000 kW

1.3.1     Estimated as-available capacity: 2,000 kW.

1.4     Expected annual production: 21,024,000 kWh.

1.5     Expected Date of Firm Operation: July 1, 1985

1.6     Contract Term: 20 years

1.7     Operating Options pursuant to Section 5: (Check One)



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     [X]  Operating Option I. Excess Generator output dedicated to Edison. No
          electric service or standby service required from Edison.        --

     [ ] Operating Option II. Entire Generator output dedicated to Edison with separate electric service required from Edison.

1.8 The Capacity Payment Option selected by Seller pursuant to Section 8.1 shall be: (Check One)

     [ ]  Option A - As-available capacity based upon:

     [ ]  Standard Offer No. 1 Capacity Payment Schedule, or

     [ ]  Forecast of Annual As-Available Capacity Payment Schedule

     [X]  Option B - Firm Capacity

     a.   The as-available capacity price (first year): ____ kW-yr. (Appendix
          A)

     b.   The Contract Capacity Price: $132 kW-yr. (Firm Capacity)

1.9 The Energy Payment Option selected by Seller pursuant to Section 8.2 shall be: (Check One)

     [X] Option 1 - Forecast of Annual Marginal Cost of Energy in effect at date of execution of this Contract. (Appendix B)

     [ ] Option 2 - Levelized Forecast of Marginal Cost of Energy in effect at date of execution of this Contract. (Appendix C)




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          For the energy payment refund pursuant to Section 8.5 under Option
          2, Edison's Incremental Cost of Capital is 15%.

          Seller may change once between Options 1 and 2, provided Seller delivers written notice of such change at least 90 days prior to the date of Firm Operation. For Option 1 or 2, Seller elects to receive the following percentages in 20% increments, the total of which shall equal 100%:

          60 percent of Forecast of Annual Marginal Cost of Energy, and 40
          ----------                                                    --
          percent of Edison's published avoided cost of energy as updated
          -------
          periodically and accepted by the Commission.


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                         GENERAL TERMS AND CONDITIONS

2.      DEFINITIONS
        When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

2.1 Adjusted Capacity Price: The $/kW-yr capacity purchase price based on the Capacity Payment Schedule in effect at the time of Contract execution for the time period beginning on the date of Firm Operation for the first generating unit and ending on the date of termination or reduction of Contract Capacity under Capacity Payment Option B.

2.2 Appendix A: Capacity Payment Schedule - Forecast of Annual As Available Capacity

2.3 Appendix B: Energy Payment Schedule - Forecast of Annual Marginal Cost of Energy

2.4 Appendix C: Energy Payment Schedule - Levelized Forecast of Marginal Cost of Energy

2.5 Capacity Payment Schedule(s): Published capacity payment schedule(s) as authorized by the Commission and in effect at the time of execution of this Contract for as-available or firm capacity.

2.6     Commission: The Public Utilities Commission of the State of
        California.

2.7     Contract: This document and Appendices, as amended from time to time.


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2.8     Contract Capacity: The electric power producing capability of the
        Generating Facility which is committed to Edison.

2.9 Contract Capacity Price: The capacity purchase price from the Capacity Payment Schedule approved by the Commission and in effect on the date of execution of this Contract for Capacity Payment Option B.

2.10 Contract Term: Period in years commencing with date of Firm Operation during which Edison shall purchase electric power from Seller.

2.11 Current Capacity Price: The $/kW-yr capacity price provided in the Capacity Payment Schedule determined by the year of termination or reduction of Contract Capacity and the number of years from such termination or reduction to the expiration of the Contract Term for Capacity Payment Option B.

2.12    Edison: The Southern California Edison Company.

2.13 Edison Electric System Integrity: The state of operation of Edison's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.

2.14 Emergency: A condition or situation which in Edison's sole judgment affects Edison Electric System Integrity.

2.15 Energy: Kilowatthours generated by the Generating Facility which are purchased by Edison at the Point of Interconnection.



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2.16    Firm Operation: The date agreed on by the Parties on which each generating unit of the Generating Facility is determined to be a reliable source of generation and on which such unit can be reasonably expected to operate continuously at its effective rating (expressed in kW).

2.17    First Period: The period of the Contract Term specified in Section
        3.1.

2.18 Forced Outage: Any outage other than a scheduled outage of the Generating Facility that fully or partially curtails its electrical output.

2.19 Generating Facility: All of Seller's generators, together with all protective and other associated equipment and improvements, necessary to produce electrical power at Seller's Facility excluding associated land, land rights, and interests in land.

2.20 Generator: The generator(s) and associated prime mover(s), which are a part of the Generating Facility.

2.21 Interconnection Facilities: The electrical interconnection facilities furnished, at no cost to Edison, by Seller, or by the Interconnecting Utility on Seller's behalf, which is appurtenant to, and/or incidental to, the Project. The Interconnection Facilities shall include, but are not limited to, transmission lines and/or distribution lines between the Project and transmission lines and/or distribution lines of the Interconnecting Utility, relays, power-circuit breakers, metering devices, telemetering devices, and



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        other control and Protective devices specified by the Interconnecting
        Utility as necessary for operation of the Project in parallel with the Interconnecting Utility's electric system.

2.22 Interconnecting Utility: The electric utility, or any other utility that is directly connected with the Project, and which receives electrical energy generated by the Generating Facility.

2.23 Monthly Capacity Factor: For each month, the Energy expressed in kWh, divided by the product of: (i) the total of Contract Capacity and Estimated as-available capacity, as specified in Section 1.3; and (ii) the total hours in the month, minus (a) maintenance hours allowed in
        Section 4.5, (b) hours during an Uncontrollable Force on either the Edison Interconnecting Utility's systems which prohibits Edison from accepting electrical energy from the Project, and (c) hours that Edison curtailed or reduced the delivery of electrical energy from the Project pursuant to Sections 4.4 and 8.4.

2.24 Operate: To provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction, and maintenance of and for the Generating Facility in accordance with applicable California utility standards and good engineering practices.



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2.25    Operating Representatives: Individual(s) appointed by each Party for the purpose of securing effective cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Contract.

2.26    Parties: Edison and Seller.

2.27    Party: Edison or Seller.

2.28 Peak Months: Those months which the Edison annual system peak demand could occur. Currently, but subject to change with notice, the peak months for the Edison system are June, July, August and September.

2.29 Point of Interconnection: The point where the electrical energy generated by the Seller at the Project is delivered to the Edison electric system.

2.30 Project: The Generating Facility and Interconnection Facilities required to permit the Generator to deliver electrical energy and make capacity available to Interconnecting Utility.

2.31 Qualifying Facility: Cogeneration or Small Power Production Facility which meets the criteria as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

2.32 Renewable Resources: Wind parks, small hydroelectric, solar, and geothermal resources which produce electric power.

2.33    Second Period: The Period of the Contract Term specified in Section
        3.2.



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2.34    Seller: The Party identified in Section 1.0.

2.35 Seller's Facility: The premises and equipment of Seller located as specified in Section 1.2. This Generating Facility to be known as "Imperial Energy Salton Sea Unit 1".

2.36 Small Power Production Facility: The facilities and equipment which use biomass, waste, or Renewable Resources, including wind, solar, geothermal, and water, to produce electrical energy as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

2.37 Summer Period: Defined in Edison's Tariff Schedule No. TOU-8 as now in effect or as may hereafter be authorized by the Commission.

2.38 Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission.

2.39 Uncontrollable Forces: Any occurrence beyond the control of a Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of legislative, judicial, or


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        regulatory agencies or other proper authority, which may conflict with the terms of this Contract or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California.

2.40 Winter Period: Defined in Edison's Tariff Schedule No. TOU-8 as now in effect or as may hereafter be authorized by the Commission.

3.      TERM

        This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days prior written notice of termination to the other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.6.

3.1 The First Period of the Contract Term shall commence upon date of Firm Operation but not later than 5 years from the date of execution of this Contract.

          a. If the Contract Term specified in Section 1.6 is 15 years, the First Period of the Contract Term shall be for 5 years.

          b. If the Contract Term specified in Section 1.6 is 20, 25, or 30 years, the First Period of the Contract Term shall be for 10 years.

3.2 The Second Period of the Contract Term shall commence upon expiration of the First Period and shall continue for the remainder of the Contract Term.



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4.   GENERATING FACILITY

4.1     Ownership

        The Generating Facility shall be owned by Seller.

4.2     Design

        4.2.1   Seller, at no cost to Edison, shall:

        a.      Design the Generating Facility.

        b. Acquire all permits and other approvals necessary for the construction, operation, and maintenance of the Generating Facility.

        c. Complete all environmental impact studies necessary for the construction, operation, and maintenance of the Generating Facility.

        4.2.2 Edison shall have the right to review the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities. Edison shall have the right to request modifications to the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities. Such modifications shall be required if necessary to maintain Edison Electric System Integrity. If Seller does not agree to such modifications, resolution of the difference between the Parties shall be made pursuant to Section 23.

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4.3     Construction

        Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, as far in advance of Firm Operation as reasonably possible, of changes in Seller's Construction Schedule which may affect the date of Firm Operation.

4.4     Operation


        4.4.1 Edison shall have the right to monitor the operation of the Project and may require changes in Seller's method of operation if such changes are necessary, in Edison's sole judgment, to maintain Edison Electric System Integrity.


        4.4.2 Seller shall notify, in writing, Edison's Operating Representative at least 14 days prior to (i) the initial delivery of electrical energy to the Point of Interconnection.

        4.4.3 Edison shall have the right to require Seller to curtail or reduce the delivery of electrical energy from the Project to the Edison electric system whenever Edison determines, in its sole judgment, that such curtailment or reduction is necessary to facilitate maintenance of Edison's facilities, Interconnecting Utility's facilities, or to maintain Edison Electric

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                System Integrity. If Edison requires Seller to curtail or
                reduce the delivery of electrical energy from the Project to the Edison electric system pursuant to this Section 4.4.3, Seller shall have the right to continue to serve its total electrical requirements. Each Party shall endeavor to correct, within a reasonable period, the condition on its system which necessitates the curtailment or the reduction of delivery of electrical energy from the Project. The duration of the curtailment or the reduction shall be limited to the period of time such a condition exists.

        4.4.4 Each Party shall keep the other Party's Operating Representative informed as to the operating schedule of their respective facilities affecting each other's operation hereunder, including any reduction in Contract Capacity availability. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability. Reasonable advanced notice is as follows:

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                SCHEDULED OUTAGE                            ADVANCE NOTICE
                EXPECTED DURATION                           TO EDISON
                Less than one day                           24 Hours
                One day or more
                (except major overhauls)                    1 Week
                major overhaul                              6 Months

        4.4.5 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's Operating Representative by telephone.

        4.4.6   Seller shall not schedule major overhauls during Peak Months.

        4.4.7 Seller shall maintain an operating log at Seller's Facility with records of: real and reactive power production; changes in operating status, outages, Protective Apparatus operations; and any unusual conditions found during inspections.

                Changes in setting shall also be logged for Generators which are "block-loaded" to a specific kW capacity. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings, adjustments of the Generator control equipment, and well-field information. Information maintained pursuant to this Section 4.4.7 shall



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                be provided to Edison, within 30 days of Edison's request.

        4.4.8 At Edison's request, Seller shall make all reasonable effort to deliver power at an average rate of delivery at least equal the Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all reasonable efforts to reschedule the outage. The notification periods listed in Section 4.4.4 shall be waived by Edison if Seller reschedules the outage.

        4.4.9 Seller shall demonstrate the ability to provide Edison the specified Contract Capacity within 30 days of the date of Firm Operation. Thereafter, at least once per year at Edison's request, Seller shall demonstrate the ability to provide Contract Capacity for a reasonable period of time as required by Edison. Seller's demonstration of Contract Capacity shall be at Seller's expense and conducted at a time and pursuant to procedures mutually agreed upon by the Parties. If Seller fails to demonstrate the ability to provide the Contract Capacity, the Contract Capacity shall be reduced by

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                agreement of the Parties pursuant to Section 8.1.2.5.


        4.4.10 The Seller warrants that the Generating Facility meets the requirements of a Qualifying Facility as of the effective date of this Contract and continuing through the Contract Term.

        4.4.11 The Seller warrants that the Generating Facility shall at all times conform to all applicable laws and regulations. Seller shall obtain and maintain any governmental authorizations and permits for the continued operation of the Generating Facility. If at any time Seller does not hold such authorizations and permits, Seller agrees to reimburse Edison for any loss which Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.

        4.4.12 In the event electrical energy from the Project is curtailed or reduced pursuant to Sections 4.4.3, 16 and 8.4, the Seller, at its sole discretion, may elect (i) to sell said electrical energy to a third party or (ii) deliver said electrical energy to a third party for future delivery to Edison at times and at amount agreeable to Edison. The Seller shall


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                be responsible for making all such arrangements. The provisions in this Section 4.4.12 shall apply only for the duration of the curtailment or reduction.

        4.4.13 Seller shall maintain operating communications with the Edison switching center designated by the Edison Operating Representative. The operating communications shall include, but not be limited to, system paralleling or separation, scheduled and unscheduled shutdowns, equipment clearances, levels of operating voltage or power factors, and daily capacity and generation reports.

4.5     Maintenance

        4.5.1 Seller shall maintain the Generating Facility in accordance with applicable California utility industry standards a good engineering and operating practices. Edison shall have the right to monitor such maintenance of the Generating Facility. Seller shall maintain and deliver a maintenance record of the Generating Facility to Edison's Operating Representatives upon request.

        4.5.2 Seller shall make a reasonable effort to schedule routine maintenance during Off-Peak Months and expected minimal generation periods for renewable resources. Outages for scheduled




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                maintenance shall not exceed a total of 30 peak hours for the
                Peak Months.

        4.5.3   The allowance for scheduled maintenance is as follows:

            a. Outage periods for scheduled maintenance shall not exceed 840 hours (35 days) in any 12-month period. This allowance may be used in increments of an hour or longer on a consecutive or nonconsecutive basis.

            b. Seller may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.

4.6 Any review by Edison of the design, construction, operation, or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Project. Seller shall in no way represent to any third party that any such review by Edison of the Project, including, but not limited to, any review of the design, construction, operation, or maintenance of the Project by Edison, is a representation by Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely



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        responsible for economic and technical feasibility, operational capability, and reliability of said facilities.

4.7 Edison shall have access, at reasonable times and upon reasonable notice, to the Generating Facility and those portions of Seller's Geothermal field serving such Facility, for the purpose of gathering technical information. Seller's technical records subject to such inspection shall include, but not be limited to, drilling data, well -testing data, well-production data, power plant performance data, environmental data, and operation and maintenance data, provided, however, that Edison shall not be entitled to inspect (i) Seller's financial records or any other data of a non-technical nature, or (ii) any portions of Seller's geothermal field other than those wells serving the Generating Facility. Edison agrees to abide by Seller's operating rules and regulations in connection with any such inspection by Edison.

5.      OPERATING OPTIONS

5.1 Seller shall elect in Section 1.7 to Operate its Generating Facility pursuant to one of the following options:

        a. Operating Option 1: Seller dedicates the excess Generator output to Edison with no electric service required from Edison.



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        b.      Operating Option II: Seller dedicates the entire Generator output to Edison with electric service required from Edison.

5.2 After expiration of the First Period of the Contract Term, Seller may change the Operating Option, but not more than once per year upon at least 90 days prior written notice to Edison. A reduction in Contract Capacity as a result of a change in operating options shall be subject to Section 8.1.2.5. Edison shall not be required to remove or reserve capacity of Interconnection Facilities made idle by a change in operating options. Edison may dedicate any such idle interconnection Facilities at any time to serve other customers or to interconnect with other electric power sources. Edison shall process requests for changes of operating option in the chronological order received.

6.     INTERCONNECTION FACILITIES

6.1 Seller shall design, engineer, procure, construct, and test the Interconnection Facilities in accordance with applicable California utility standards and good engineering practices and the rules and regulations of the Interconnecting Utility.

6.2 The design, installation, operation, maintenance, and modifications of the Interconnection Facilities shall be at Seller's expense.

6.3 Seller, at no cost to Edison, shall acquire all permits and approvals and complete all environmental impact


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        studies necessary for the design, installation, operation, and maintenance of the interconnection Facilities.

7.     METERING

7.1 All meters and equipment used for the measurement of electric power for determining Edison's payments Seller pursuant to this Contract shall be provided, owned, and maintained by Edison and/or
        Interconnecting Utility at Seller's expense.

7.2 If Seller's Generating Facility is rated at a Capacity of 500 kW or greater, then Edison, at its option, may install at Seller's expense generation metering and/or telemetering equipment.

7.3 Edison's or Interconnecting Utility's meters shall be sealed and the seals shall be broken only when the meters are to be inspected, tested, or adjusted by Edison or Interconnecting Utility. Seller shall be given reasonable notice of testing and have the right to have its Operating Representative present on such occasions.

7.4 Edison's or Interconnecting Utility's meters installed pursuant to this Contract shall be tested by Edison or Interconnecting Utility, at Edison's or Interconnecting Utility's expense, at least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If Seller makes such request, Seller shall reimburse said expense to Edison



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        or Interconnecting Utility within thirty days after presentation of a bill therefor.

7.5 Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison or Interconnecting Utility such that the metering accuracy of said equipment shall be within plus or minus two percent. If metering equipment inaccuracy exceeds plus or minus two percent, the correct amount of Energy and Contract Capacity delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

8.      POWER PURCHASE PROVISIONS

        Prior to the date of Firm Operation, Seller shall be paid for Energy equal to 90% of Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the Commission. If at any time electrical energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver electrical energy to Edison and for any electrical energy purchased by Edison Seller shall receive payment from Edison for (i) Energy pursuant to this Section 8, and (ii) as-available capacity based on 90% capacity price from the Standard Offer No. 1 Capacity Payment Schedule as approved by the Commission. Unless and until all required licenses and


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        approvals have been obtained, Seller may discontinue deliveries at any time.

8.1     Capacity Payments

        If Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the Capacity Payment Option selected by Seller in
        Section 1.8. Seller shall receive monthly payments for capacity equal to 90% of the payment provisions specified in this Section 8.1.

8.1.1   Capacity Payment Option A -- As-Available Capacity.

        If Seller selects Capacity Payment Option A, Seller shall be paid a monthly capacity payment calculated pursuant to the following formula:

Monthly Capacity Payment =     (A x D)+(B x D)+(C x D)
                 Where A =     kWh purchased by Edison during on-peak periods
                               defined in Edison's Tariff Schedule No. TOU-8.
                       B =     kWh purchased by Edison during mid-peak periods
                               defined in Edison's Tariff Schedule No. TOU-8.
                       C =     kWh purchased by Edison during off-peak periods
                               defined in Edison's Tariff Schedule No. TOU-8.
                       D =     The appropriate time differentiated capacity
                               price from either the



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                               Standard Offer No. 1 Capacity Payment Schedule
                               or Forecast of Annual As-Available Capacity
                               Payment Schedule as specified by Seller in
                               Section 1.8.


        8.1.1.1 If Seller specifies the Standard Offer No. 1 Capacity Payment
                Schedule in Section 1.8, then the formula set forth in Section
                8.1.1 shall be computed with D equal to the appropriate time differentiated capacity price from the Standard Offer No. 1 Capacity Payment Schedule for the Contract Term.

        8.1.1.2 If Seller specifies the Forecast of Annual As-Available Capacity Payment Schedule in Section 1.8, the formula set forth in Section 8.1.1 shall be computed as follows:

                a. During the First Period of the Contract Term, D shall equal the appropriate time differentiated capacity price from the Forecast of Annual As-Available Capacity Payment Schedule.

                b. During the Second Period of the Contract Term, the formula shall be computed with D equal to the



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                        appropriate time differentiated capacity price from
                        Standard Offer No. 1 Capacity Payment Schedule, but not less than the greater of (i) the appropriate time differentiated capacity price from the Forecast of Annual As-Available Capacity Payment Schedule for the last year of the First Period, or (ii) the appropriate time differentiated capacity price from the Standard Offer No. 1 Capacity Payment Schedule for the first year of the Second Period.

        8.1.2 Capacity Payment Option B--Firm Capacity Purchase If Seller selects Capacity Payment Option B, Seller shall provide to Edison for the Contract Term the Contract Capacity specified in Section 1.3, or as adjusted pursuant to Section 8.1.2.6, and Seller shall be paid as follows:

        8.1.2.1 If Seller meets the performance requirements set forth in
                Section 8.1.2.2, Seller shall be paid a Monthly Capacity Payment, beginning from the date of Firm Operation equal to the sum of the on-peak, mid-peak and off-peak Capacity Period Payments. Each capacity period payment is calculated pursuant to the following formula:

Monthly Capacity Period =     A x B x C x D

Payment


                Where A =     Contract Capacity Price specified in Section 1.8
                              based on the Standard Offer No. 2 Capacity Payment
                              Schedule as approved by the Commission and in effect on the date of the execution of this Agreement.

                      B = Conversion factors to convert annual capacity prices to monthly payments by time of delivery as specified in Standard Offer No. 2 Capacity Payment Schedule and subject to periodic modifications as approved by the Commission.

                      C =     Contract Capacity specified in Section 1.3.

                      D = Period Performance Factor, not to exceed 1.0, calculated as follows: [Period kWh Purchased by Edison (Limited by the Level of Contract
                              Period Performance Factor = Capacity)]
                              -------------------------------------------------
                                       (0.8 x Contract Capacity x (Period
                                        Hours minus Maintenance

                                        Hours Allowed in Section 4.5.))

        8.1.2.2 Performance Requirements

                To receive the Monthly Capacity Payment in Section 8.1.2.1, Seller shall provide the Contract Capacity in each Peak Month for all on-peak hours as such peak hours are defined in Edison's Tariff Schedule No. TOU-8 on file with the Commission, except that Seller is entitled to a 20% allowance for Forced Outages for each Peak Month. Seller shall not be subject to such performance requirements for the remaining hours of the year.


                a. If Seller fails to meet the requirements specified in this Section 8.1.2.2, Seller, in Edison's sole discretion, may be placed on probation for a period not to exceed 15 months. If Seller fails to meet the requirements specified in this Section 8.1.2.2 during the probationary period, Edison may derate the Contract Capacity to the greater of the capacity actually delivered during the probationary period, or the capacity at which Seller can reasonably meet such requirements. A reduction in Contract Capacity as a result of this Section 8.1.2.2 shall be subject to Section 8.1.2.5.

                b.      If Seller fails to meet the requirements set forth in
                        Section 8.1.2.2 due to a Forced Outage on either the Edison system, or the Interconnecting Utility System, or a request to reduce or curtail delivery under
                        Section 8.4, Edison shall continue Monthly Capacity Payments pursuant to Capacity Payment Option B. The Contract Capacity curtailed shall be treated the same as allowable scheduled maintenance outages in the calculation of the Monthly Capacity Payment.

        8.1.2.3 If Seller is unable to provide Contract Capacity due to Uncontrollable Forces, Edison shall continue Monthly Capacity Payments pursuant to Capacity Payment Option B for 90 days from the occurrence of the Uncontrollable Force. Monthly Capacity Payments payable during a period of interruption or reduction by reason of an Uncontrollable Force shall be treated the same as allowable scheduled maintenance outages.

        8.1.2.4 Capacity Bonus Payment

                For Capacity Payment Option B, Seller may receive a Capacity Bonus Payment as follows:

                a.      Bonus During Peak Months

                        For a Peak Month, Seller shall receive a Capacity Bonus Payment if (i) the requirements set forth in Section
                        8.1.2.2 have been met, and (ii) the on-peak capacity factor exceeds 85%.

                b.      Bonus During Non-Peak Months

                        For a non-peak month, Seller shall receive a Capacity Bonus Payment if (i) the requirements set forth in
                        Section 8.1.2.2 have been met, (ii) the on-peak capacity factor for each Peak Month during the year was at least 85%, and (iii) the on-peak capacity factor for the non -peak month exceeds 85%.

                c. For any eligible month, the Capacity Bonus Payment shall be calculated as follows:

Capacity Bonus Payment     =   A x B x C x D
                 Where A   =   (1.2 x On-Peak Capacity Factor)-
                                                     1.02
                  Where the On-Peak Capacity Factor, not to exceed 1.0, is calculated as follows:
                                    [Period kWh Purchased by Edison
On-Peak Capacity Factor    =        (Limited by the Level of Contract
                                     Capacity)]
                                    -------------------------------------------
                                    [(Contract Capacity) x (Period Hours minus
                                    Maintenance Hours Allowed in
                                    Section 4.5)]

                        B  =        Contract Capacity Price specified in
                                    Section 1.8 for Capacity Payment
                                    Option B

                        C  =        1/12

                        D  =        Contract Capacity specified in Section 1.3

                d. When Seller is entitled to receive a Capacity Bonus Payment, the Monthly Capacity Payment shall be the sum of the Monthly Capacity Payment pursuant to Section
                        8.1.2.1. and the Monthly Capacity Bonus Payment pursuant to this Section 8.1.2.4.

        8.1.2.5 Capacity Reduction

                a.      Seller may reduce the Contract Capacity specified in
                        Section 1.3,


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



                        provided that Seller gives Edison prior written notice for a period determined by the amount of Contract Capacity reduced as follows:

                        Amount of Contract                      Length of
                         Capacity Reduced                     Notice Required
                        ------------------                    ---------------

                        25,000 kW or under                        12 months
                        25,001 -  50,000 kW                       36 months
                        50,001 - 100,000 kW                       48 months
                        over 100,000 kW                           60 months

                b. Seller shall refund to Edison, with interest at the current published Federal Reserve Board three months prime commercial paper rate an amount equal to the difference between (i) the accumulated Monthly Capacity Payments paid by Edison pursuant to Capacity Payment Option B up to the time the reduction notice is received by Edison, and (ii) the total capacity payments which Edison would have paid if based on the Adjusted Capacity Price.

                c. From the date the reduction notice is received to the date of actual capacity reduction, Edison shall make capacity payments based on the Adjusted Capacity Price for the amount of Contract Capacity being reduced.

                d. Seller may reduce Contract Capacity without the notice prescribed in Section 8.1.2.5(a), provided that Seller shall refund to Edison the amount specified in Section 8.1.2.5(b) and an amount equal to: (i) the amount of Contract Capacity being reduced, times (ii) the difference between the Current Capacity Price and the Contract Capacity Price, times (iii) the number of years and fractions thereof (not less than one year) by which the Seller has been deficient in giving the prescribed notice. If the Current Capacity Price is less than the Contract Capacity Price, only payment under Section 8.1.2.5(b) shall be due to Edison.

        8.1.2.6 The Parties may agree in writing at any time to adjust the Contract Capacity. Seller may reduce the Contract Capacity pursuant to Section 8.1.2.5. Seller may increase the Contract Capacity with Edison's approval and thereafter receive payment for the increased capacity in accordance with the Contract Capacity Price for the Capacity Payment Option selected by Seller in Section 1.8 for the remaining Contract Term.

        8.1.2.7 For Capacity Payment Option B, Seller shall be paid for capacity in excess of Contract Capacity based on the as-available capacity price in Standard Offer No. 1 Capacity Payment Schedule, as updated and approved by the Commission.

8.2     Energy Payments - First Period
        During the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for the Energy delivered by the Seller and purchased by Edison at the Point of Interconnection equal to 90% of the payment provisions specified in this Section 8.2, pursuant to the Energy Payment Option selected by the Seller in Section 1.9.

        8.2.1 Energy Payment Option 1 -- Forecast of Annual Marginal Cost of Energy.

              If Seller selects Energy Payment Option 1, then during the First Period of the Contract

              Term, Seller shall be paid a Monthly Energy Payment for Energy delivered by Seller and purchased by Edison during each month in the First Period of the Contract Term pursuant to the following formula:

Monthly Energy Payment = [(A x D) + (B x D) + (C x D)] x E x F

                           Where         A =         kWh purchased by
                                                     Edison during on-peak
                                                     periods defined in
                                                     Edison's Tariff Schedule
                                                     No. TOU-8.
                                         B =         kWh purchased by Edison
                                                     during mid-peak periods
                                                     defined in Edison's
                                                     Tariff Schedule No.
                                                     TOU-8.
                                         C =         kWh purchased by Edison
                                                     during off-peak periods
                                                     defined in Edison's
                                                     Tariff Schedule No.
                                                     TOU-8.
                                         D =         The sum of:
                                                     (i) the appropriate time
                                                     differentiated energy
                                                     price from the Forecast
                                                     of Annual Marginal Cost
                                                     of Energy, multiplied by
                                                     the decimal equivalent of
                                                     the percentage of the
                                                     forecast specified in
                                                     Section 1.9, and (ii) the
                                                     appropriate time
                                                     differentiated energy
                                                     price from Edison's
                                                     published avoided cost of
                                                     energy
                                                     multiplied by the
                                                     decimal equivalent of the
                                                     percentage of the
                                                     published energy price
                                                     specified in Section 1.9.
                                         E =         Energy Loss Adjustment
                                                     Factor for Remote
                                                     Generating Sites1
                                         F =         1/1.032

        8.2.2 Energy Payment Option 2 -- Levelized Forecast of Marginal Cost of Energy. If Seller selects Energy Payment Option 2, then during the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for Energy delivered by Seller and purchased by Edison each month during the First Period of the Contract Term pursuant to the following formula:

  Monthly Energy Payment = [(A x D) + (B x D) + (C x D)] x E x F]
                           Where         A =         kWh purchased by
                                                     Edison during on-peak
                                                     periods defined in
                                                     Edison's Tariff Schedule
                                                     No. TOU-8.
                                         B =         kWh purchased by Edison
                                                     during mid-peak periods
                                                     defined in Edison's
                                                     Tariff Schedule No.
                                                     TOU-8.


- ----------
1 The Energy Loss Adjustment Factor for Remote Generating Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                                         C =         kWh purchased by Edison
                                                     during off-peak periods
                                                     defined in Edison's
                                                     Tariff Schedule No.
                                                     TOU-8.
                                         D =         The sum of:
                                                     (i) the appropriate time
                                                     differentiated energy
                                                     price from the Levelized
                                                     Forecast of Marginal Cost
                                                     of Energy, for the First
                                                     Period of the Contract
                                                     Term multiplied by the
                                                     decimal equivalent of the
                                                     percentage of the
                                                     levelized forecast
                                                     specified in Section 1.9,
                                                     and (ii) the appropriate
                                                     time differentiated
                                                     energy price from
                                                     Edison's published
                                                     avoided cost of energy
                                                     multiplied by the decimal
                                                     equivalent of the
                                                     percentage of the
                                                     published energy price
                                                     specified in Section 1.9.
                                         E =         Energy Loss Adjustment
                                                     Factor for Remote
                                                     Generating Sites2
                                         F =         1/1.032

        8.2.2.1     Performance Requirement for Energy Payment Option 2



- ---------
2 The Energy Loss Adjustment Factor for Remote Generating Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                During the First Period when the annual forecast referred to in
                Section 8.2.1 is greater than the levelized forecast referred to in Section 8.2.2, Seller shall deliver to Edison at least 70 percent of the average annual kWh delivered to Edison during those previous periods when the levelized forecast referred to in Section 8.2.2 is greater than the annual forecast referred to in Section 8.2.1. If Seller does not meet the performance requirements of this Section 8.2.2.1, Seller shall be subject to
                Section 8.5.

8.3     Energy Payments - Second Period
        During the Second Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for Energy delivered by Seller and purchased by Edison at the Point of Interconnection at a rate equal to 90% of Edison's published avoided cost of energy as updated and authorized by the Commission, pursuant to the following formula:

Monthly Energy Payment        =        kWh purchased by Edison for each on-peak,
                                       mid-peak, and off-peak time period
                                       defined in Edison's Tariff
                                       Schedule No. TOU-8
                              x        Edison's published avoided cost of
                                       energy by time of delivery for each
                                       time period
                              x        Energy Loss Adjustment Factor for Remote
                                       Generating Sites3

8.4 Edison shall not be obligated to accept or pay for electrical energy from the Project, and may request Seller whose Generating Facility is one (1) MW or greater to discontinue or reduce delivery of electrical energy, for not more than 300 hours annually during off-peak hours when (i) purchases would result in costs greater than those which Edison would incur if it did not purchase electrical energy from Seller but instead utilized an equivalent amount of electrical energy generated from another Edison source, or (ii) the Edison Electric System demand would require that Edison hydro-energy be spilled to reduce generation.

8.5     Energy Payment Refund
        If Seller elects Energy Payment Option 2, Seller shall be subject to the following:

        8.5.1 If Seller fails to perform the Contract obligations for any reason during the First Period of the Contract Term, or fails to meet the performance requirements set forth in Section 8.2.2.1, and at the time of such failure


- ---------
3 The Energy Loss Adjustment Factor for Remote Generating Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                to perform, the net present value of the cumulative Energy payments received by Seller pursuant to Energy Payment Option 2 exceeds the net present value of what Seller would have been paid pursuant to Energy Payment Option 1, Seller shall make an energy payment refund equal to the difference in such net present values in the year in which the refund is due. The present value calculation shall be based upon the rate of Edison's incremental cost of capital specified in Section 1.9.

        8.5.2 Not less than 90 days prior to the date Energy is first delivered to the Point of Interconnection, Seller shall provide and maintain a performance bond, surety bond, performance insurance, corporate guarantee, or bank letter of credit, satisfactory to Edison, which shall insure payment to Edison of the Energy Payment Refund at any time during the First Period. Edison may, in its sole discretion, accept another form of security except that in such instance a 1-1/2 percent reduction shall then apply to the levelized forecast referred to in Section 8.2.2 in computing payments for Energy. Edison shall be provided with certificates evidencing Seller's compliance with the security requirements in this Section 8.5.2 which shall also include the requirement that Edison be given 90 days prior written notice of the expiration of such security.

      8.5.3 If Seller fails to provide replacement security not less than 60 days prior to the date of expiration of existing security, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith. Thereafter, payments for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 8.2.1.

      8.5.4 If Edison at any time determines the security to be otherwise inadequate, and so notifies Seller, payments thereafter for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 8.2.1. If within 30 days of the date Edison gives notice of such inadequacies, Seller satisfies Edison's security requirements, Energy Payment Option 2 shall be reinstated. If Seller fails to satisfy Edison's security requirements within the 30-day period, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith.

9.    PAYMENT AND BILLING PROVISIONS

9.1   For Energy and capacity purchased by Edison:


      9.1.1 Edison shall mail to Seller no later than thirty days after the end of each monthly billing period (1) a statement showing the Energy and capacity delivered to Edison during the on-peak, mid-peak and off-peak periods, as those periods are specified in Edison's Tariff Schedule No. TOU-8 for that monthly billing period, (2) Edison's computation of the amount due Seller, and (3) Edison's check in payment of said amount.

      9.1.2 If the monthly payment period involves portions of two different published Energy payment schedule periods, the monthly Energy payment shall be prorated on the basis of the percentage of days at each price.

      9.1.3 If the payment period is less than 27 days or greater than 33 days, the capacity payment shall be prorated on the basis of the average days per month per year.

      9.1.4 If within thirty days of receipt of the statement Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement, computation, and payment, and they shall be considered correct and complete.

9.2   Payments Due to Contract Capacity Reduction

      9.2.1     The Parties agree that the refund and payments provided in
                Section 8.1.2.5 represent a fair compensation for the reasonable losses that would result from such reduction of Contract Capacity.

      9.2.2 In the event of a reduction in Contract Capacity, the quantity, in kW, by which the Contract Capacity is reduced shall be used to calculate the refunds and payments due Edison in accordance with Section 8.1.2.5, as applicable.

      9.2.3 Edison shall provide invoices to Seller for all refunds and payments due Edison under this section which shall be due within 60 days.

      9.2.4 If Seller does not make payments as required in Section 9.2.3, Edison shall have the right to offset any amounts due it against any present or future payments due Seller and may pursue any other remedies available to Edison as a result of Seller's failure to perform.

9.3   Energy Payment Refund
      Energy Payment Refund is immediately due and payable upon Seller's failure to perform the contract obligations as specified in Section 8.5.

10.   TAXES

10.1 Seller shall pay ad valorem taxes and other taxes properly attributable to the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

10.2 Seller shall pay ad valorem taxes and other taxes properly attributed to land, land rights, or interest in land for the Project. If such taxes assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

10.3 If the Interconnection Facilities are owned by Edison, Edison shall pay ad valorem taxes and other taxes properly attributed to said facilities. If such taxes are assessed or levied against Seller, Edison shall pay
      Seller for such assessment or levy.

10.4 Seller or Edison shall provide information concerning the Project to any requesting taxing authority.

11.   TERMINATION
      This Contract shall terminate if Firm Operation does not occur within 5 years of the date of Contract execution.

12.   SALE OF GENERATING FACILITY

12.1 If Seller desires to sell the Generating Facility, Seller shall promptly offer to Edison, or any entity designated by Edison in its sole discretion, the right to purchase the Generating Facility. Edison, or any such entity designated by Edison, shall have up to sixty days following the offer to accept Seller's offer or reach agreement with Seller.

12.2 If the Parties are unable to reach a satisfactory agreement within sixty days following the offer pursuant to Section 12.1, and the Generating Facility is offered to any third party or parties, Edison, or any such entity designated by Edison, has the right for thirty days following each offer to agree to purchase the Generating Facility under the same terms and conditions, if such terms and conditions are better to Edison than those offered in Section 12.1. Any offer to sell made more than two years after Edison's failure to accept a previous offer to sell under Section 12.1, shall again be subject to the terms of Sections 12.1 and 12.2.

12.3 Notwithstanding the foregoing, Seller shall have the right at any time to sell or transfer the Generating Facility to an affiliate of Seller without giving rise to any right of first refusal of Edison. An "affiliate" of Seller shall mean a Party's parent, a Party's subsidiary, or any company of which a Party's parent is a parent. A "parent" shall mean a company which owns directly or indirectly not less than 51% of the shares entitled to vote in a election of directors of another company.

13.   ABANDONMENT OF PROJECT

13.1 The Generating Facility shall be deemed to be abandoned if Seller discontinues operation of the Generating Facility with the intent that such discontinuation be permanent. Such intent shall be conclusively presumed by either (i) Seller's notice to Edison of such intent, or (ii) Seller's operation of the Generating Facility in such a manner that no Energy is generated therefrom for 200 consecutive days during any period after Firm Operation of the first generating unit, unless otherwise agreed to in writing by the Parties. If the Project is prevented from generating Energy due to an Uncontrollable Force, then such period shall be extended for the duration of the Uncontrollable
      Force, not to exceed one year.

13.2 If Seller abandons the Generating Facility during the term of this Agreement, Edison, or any entity designated by Edison in its sole discretion, shall have the right to purchase the Generating Facility pursuant to the provisions of Section 12.

14.   LIABILITY

14.1 Each Party (First Party) releases the other Party (Second Party), its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorney's fees and other costs of litigation, incurred by the First Party in connection with damage to property of the First Party caused by or arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of it facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party.

14.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorney's fees and other costs of litigation, incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law. Seller releases and shall defend and indemnify Edison from, any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's review of the design, construction, operation, or maintenance of the Project.

14.3 The provisions of this Section 14 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

14.4 Neither Party shall be indemnified by the other Party under Section 14.2 for its liability or loss resulting from its sole negligence or willful misconduct.

15.     INSURANCE

15.1 Until Contract is terminated, Seller shall obtain and maintain in force as hereinafter provided comprehensive general liability insurance, including contractual liability coverage, with a combined single limit of not less than $1,000,000 for each occurrence. The insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

15.2 Prior to the date Seller's Generating Facility first delivers electrical energy to the Point of

        Interconnection, Seller shall (i) furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty days prior written notice to Edison, (ii) maintain such insurance in effect for so long as Seller's Generating Facility is delivering electrical energy to the Point of Interconnection, and (iii) furnish to Edison an additional insured endorsement with respect to such insurance in substantially the following form: "In consideration of the premium charged, Southern California Edison Company (Edison) is named as additional insured with respect to all liabilities arising out of Seller's use and ownership of Seller's Generating Facility. "The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability. Edison will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy.

        "Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and

        Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary."

        If the requirement of Section 15.2 (iii) prevents Seller from obtaining the insurance required in Section 15.1 then upon written notification by Seller to Edison, Section 15.2 (iii) shall be waived.

15.3 If Seller fails to comply with the provisions of this Section 15, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorney's fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that Edison would have been protected had Seller complied with all of the provisions of this Section 15.

16.     UNCONTROLLABLE FORCES

16.1 Neither Party shall be considered to be in default in the performance of any of the agreements contained in this Contract, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.

16.2 If either Party because of an Uncontrollable Force is rendered wholly or partly unable to perform its obligations under this Contract, the Party shall be excused from whatever performance is affected by the Uncontrollable Force to the extent so affected provided that:

        (1) the non-performing Party, within two weeks after the occurrence of the Uncontrollable Force, gives the other Party written notice describing the particulars of the occurrence,

        (2) the suspension of performance is of no greater scope and of no longer duration than is required by the Uncontrollable Force,

        (3) the non-performing Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty),

        (4) when the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect, and

        (5) capacity payments during such periods of Uncontrollable Force on Seller's party shall be governed by Section 8.1.2.3.

16.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies or other proper authority, this Contract may be amended to comply with the legal or regulatory change which caused the nonperformance. If a loss of Qualifying Facility status occurs due to an Uncontrollable Force and Seller fails to make the changes necessary to maintain its Qualifying Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.

16.4 The Interconnecting Utility's facilities used in delivering the electrical energy from the Point of Interconnection shall be covered by the provisions of this Section 16.

17.     NON-DEDICATION OF FACILITIES
        Neither Party, by this Contract, dedicates any part of its faci1ities involved in this Project to the public or to the service provided under the Contract, and such service shall cease upon termination of the Contract.

18.      PRIORITY OF DOCUMENTS

         If there is a conflict between this document and any Appendix, the provisions of this document shall govern. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

19.      NOTICES AND CORRESPONDENCE

         All notices and correspondence pertaining to this Contract shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller as specified in Section 1.1, or to Edison as follows:

                                    Southern California Edison Company
                                    Post Office Box 800
                                    Rosemead, California 91770
                                    Attention:  Secretary

         All notices sent pursuant to this Section 19 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.

20.      PREVIOUS COMMUNICATIONS

         This Contract contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this contract, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties. No Party shall be bound to any other obligations, conditions, or representations with respect to the subject matter of this Contract.

21.      THIRD PARTY BENEFICIARIES

         This Contract is for the sole benefit of the Parties and shall not be construed as granting any rights to any person or entity other than the Parties or imposing obligations on either Party to any person or entity other than the Parties.

22.      NON-WAIVER

         None of the provisions of the Contract shall be considered waived by either Party except when such waiver is given in writing. The failure of either Edison or Seller to insist on any one or more instances upon strict performance of any of the provisions of the Contract or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue to remain in full force and effect.

23.      DISPUTES

23.1 Any dispute arising between the Parties relating to interpretation of the provisions of this Contract or to performance of the Parties hereunder, other than matters which may not be settled without the consent of an involved insurance company, shall be reduced to writing stating the complaint and proposed solution and submitted to the appropriate Edison manager, whose interpretation and decision thereon shall be incorporated into a written document which shall specify Edison's position and that it is the final decision of such manager. A copy of such document shall be furnished to Seller within ten days following the receipt of Seller's written complaint.

23.2 The decision of such manager pursuant to Section 23.1 shall be final and conclusive from the date of receipt of such copy by the complaining Party, unless within thirty days Seller furnishes a written appeal to such manager. Following receipt of such appeal, a joint hearing shall be held within fifteen days of said appeal, at which time the Parties shall each be afforded an opportunity to present evidence in support of their respective positions. Such joint hearing shall be conducted by one authorized representative of Seller and one authorized representative of Edison and other necessary persons. Pending final decision of a dispute hereunder, the Parties shall proceed diligently with the performance of their obligations under this Contract and in accordance with Edison's position pursuant to Section 23.1.

23.3 The final decision by the Parties' authorized representatives shall be made within fifteen days after presentation of all evidence affecting the dispute, and shall be reduced to writing. The decision shall be final and conclusive.

23.4 If the authorized representatives cannot reach a final decision within the fifteen-day period, any remedies which are provided by law may be pursued.

24.      SUCCESSORS AND ASSIGNS

         Neither Party shall voluntarily assign its rights nor delegate its duties under this Contract, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Contract. Seller may assign all or any part of its interest under this Contract to a financing institution to facilitate financing for the Project by the Seller.

25.      EFFECT OF SECTION HEADINGS

         Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

26.      TRANSMISSION

26.1 Edison shall use its best efforts to contract with third parties in order to secure the least expensive transmission path(s) or arrangement(s) for the transmission of the electric energy from the Project to the Point of Interconnection. Edison shall be responsible for all costs associated with such transmission of electric energy from the Project to the Point of Interconnection.

26.2 If Edison, using its best efforts, is unable to secure firm transmission service or equivalent arrangements from third parties which are required to transmit the electric energy from the Project to the Point of Interconnection, then Edison shall not be liable to the Seller for any damages arising from Edison's failure to secure said transmission service or arrangements nor will Edison be required to purchase electric energy which is not delivered or capacity which is not made available at the Point of Interconnection.

26.3    Transmission Account

        26.3.1 A Transmission Account ("Account") will be established to offset, as necessary, transmission service costs which Edison might incur as a result of the Project's failure to achieve a Monthly Capacity Factor of 80%.

        26.3.2 Transmission Surcharges ("Surcharge") will be placed into the Account. The Surcharge will be 1% of the Energy and capacity payments as specified in Section 8. The Surcharge will start on the date of initial delivery and will continue until the Account balance is $25,000 including Surcharge and interest, if applicable. When the Account balance reaches $25,000, the Surcharge will be curtailed and interest on the Account, if any, will be paid to the Seller.

        26.3.3 Transmission Deductions ("Deductions") will be made when the Project's Monthly Capacity Factor drops below 80%. The Deductions will be payed to Edison to offset specific Project related transmission service costs which Edison has incurred as a direct result of the Project's failure to achieve the 80% Monthly Capacity Factor. The procedure for calculating the Deductions will be prepared by Edison's Operating Representative and reviewed by the Seller's Operating Representative prior to the date of initial delivery. This procedure may be modified from time to time, as necessary.

        26.3.4 The Surcharge will be in effect at any time during the Contract Term when the Account balance drops below $25,000.

        26.3.5 In the event that the Deductions exceed the Account balance, the remaining unpaid Deductions shall be paid by the Seller to Edison within 30 calendar days of the Seller's receipt of Edison's notice to pay said unpaid Deductions. If an Account balance exists at the date the Contract terminated, then said balance shall be paid to the Seller within 30 calendar days of termination.

27.      AMENDMENT
         If at any time during the term of this Agreement a change in circumstances not anticipated at the time this Agreement was executed significantly alters the rights or obligations of either Party, the terms of the Agreement which are directly affected by the change shall be amended by mutual agreement of Parties.

28.      GOVERNING LAW
         This Contract shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

29.      CONFIDENTIALITY

29.1 Except as provided herein, the Parties shall hold all information related to or received pursuant to this Contract as confidential.

29.2 Except as provided in Section 29.3, neither Party shall disclose any part nor the whole of this Contract to any third Party without the express written consent of the other Party; such consent shall not be unreasonably withheld.

29.3 From time to time governmental and/or regulatory agencies may request disclosure of the Contract or Contract-related information from either Party or both Parties and if such is the case either Party or both Parties may consent to such disclosure provided that (i) the requestor(s) be notified by the disclosing Party that the information being released is confidential and that (ii) the disclosing Party inform the other Party, in writing, as to the nature of the information disclosed and to whom disclosed.

30.  MULTIPLE ORIGINALS

     This Contract is executed in two counterparts, each of which shall be deemed an original.

SIGNATURES
     IN WITNESS WHEREOF, the Parties hereto have executed this Contract this 22nd of February, 1984.


                      SOUTHERN CALIFORNIA EDISON COMPANY



                                            By: /s/ Edward A. Myers, Jr.
                                               ----------------------------
                                                   Name: Edward A. Myers, Jr.
                                                        --------------------
                                                   Title: Vice President
                                                        --------------------



                                            IMPERIAL ENERGY CORPORATION



                                            By: /s/ Michael B. Malvin
                                               -----------------------------
                                                   Name: Michael B. Malvin
                                                       ---------------------
                                                   Title: President
                                                        --------------------

                                  APPENDIX A
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                          CAPACITY PAYMENT SCHEDULE -
                   FORECAST OF ANNUAL AS-AVAILABLE CAPACITY


  Line                                              As Available Capacity2
   No.              Year                                (S/kW-year)
- --------------------------------------------------------------------------
   1                1983                                    70
   2                1984                                    76
   3                1985                                    81
   4                1986                                    87
   5                1987                                    94
   6                1988                                   101
   7                1989                                   109
   8                1990                                   117
   9                1991                                   126
  10                1992                                   148
  11                1993                                   158
  12                1994                                   169
  13                1995                                   180
  14                1996                                   194
  15                1997                                   206
- ----------

1        This forecast to be used in conjunction with Capacity Payment Option A.

2 The annual as-available capacity (S/kW-yr) will be converted to a seasonal time-of-delivery ((cent)/kWh) value that is consistent with as-available time-of-delivery rates current authorized by the Commission for Avoided As-Available Capacity.

                                  APPENDIX B
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                  FORECAST OF ANNUAL MARGINAL COST OF ENERGY1

      Line                                 Annual Marginal Cost of Energy2
       No.                 Year                    ((cent)/kWh)
 --------------------------------------------------------------------------
    1                    1983                                5.3
    2                    1984                                5.6
    3                    1985                                5.7
    4                    1986                                6.0
    5                    1987                                6.4
    6                    1988                                6.9
    7                    1989                                7.6
    8                    1990                                8.1
    9                    1991                                8.6
   10                    1992                                9.3
   11                    1993                               10.1
   12                    1994                               10.9
   13                    1995                               11.8
   14                    1996                               12.6
   15                    1997                               13.6
- ----------

1        This forecast to be used in conjunction with Energy Payment Option 1.

2 The annual energy payments in the table will be converted to seasonal time-of-delivery energy-payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                                  APPENDIX C
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                LEVELIZED FORECAST OF MARGINAL COST OF ENERGY(1)

                                    5-Year
            Initial                 Levelized          Levelized
Line        Year of                 Forecast           Forecast
 No.        Delivery                ((cent)/kWh)     ((cent)/KWh)
- --------------------------------------------------------------------
1              1983                   5.7                 6.5
2              1984                   6.0                 6.9
3              1985                   6.4                 7.3
4              1986                   6.8                 7.9
5              1987                   7.3                 8.5
6              1988                   7.9                 9.1




- ----------
1         Levelized Forecast to be used in conjunction with Energy Payment
          Option 2.

2 The annual energy payments in the table will be converted to seasonal time-of-delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                                AMENDMENT NO. 1
                                      TO
                            POWER PURCHASE CONTRACT
                                    BETWEEN
                      SOUTHERN CALIFORNIA EDISON COMPANY
                                      AND
                          IMPERIAL ENERGY CORPORATION

                              AMENDMENT NO. 1 TO
                        POWER PURCHASE CONTRACT BETWEEN
                    SOUTHERN CALIFORNIA EDISON COMPANY AND
                          IMPERIAL ENERGY CORPORATION

1.       Parties
         The Parties to this Amendment No. 1 to the Power Purchase Contract between Southern California Edison Company and Imperial Energy Corporation, executed on February 22, 1984, hereinafter referred to as "Amendment No. 1", are Imperial Energy Corporation, a California corporation, hereinafter referred to as "Seller", and Southern California Edison Company, a California corporation, hereinafter referred to as "Edison", hereinafter sometimes referred to individually as "Party" and collectively as "Parties".

2.       Recitals

         2.1 On February 22, 1984, Edison and Seller of executed the Power Purchase Contract to provide the terms and conditions for the sale by Seller and purchase by Edison of electrical power delivered by Seller to Edison at the Point of Interconnection from Seller's "Salton Sea Unit 1" generating facility, located at Niland, California.

         2.2 The Parties desire to amend the Power Purchase Contract to modify the terms of: (i) Payments for Energy; (ii) Contract Capacity of the Generating Facility; (iii) Successors and Assigns; and (iv) Transmission.

3.       Agreement

         The Parties agree to the following:

4.       Effective Date

         This Amendment No. 1 shall become effective upon execution by the Parties.

5.       Amendment to Section 8.1.2.6

         Add the designation "a." to the existing paragraph, and add the following paragraph "b":


                   b. Edison consents to the Seller increasing the Contract Capacity from the amount specified in Section 1.3 to any amount up to 14,000 kW provided that:

                           (i) The Seller provides a written notice to Edison at least 12 months prior to the proposed increase in the Contract Capacity;

                           (ii) The Date of Firm Operation for the proposed increased Contract Capacity shall occur no later than five years after the date of Contract execution; and

                           (iii) The 230 kV interconnection between the Edison and Imperial Irrigation District electric systems has been completed and is in service prior to the Date of Firm Operation for the proposed increased Contract Capacity."

6.       Amendment to Section 8.2.1:

         6.1 The formula for calculating the Monthly Energy Payment is deleted in its entirety and replaced with the following:

                  "Monthly Energy Payment = ( (AxD)+(BxD)+(CxD) ) x E"

         6.2      The definition of "F" is deleted in its entirety.

7.       Amendment to Section 8.2.2

         7.1 The formula for calculating the Monthly Energy Payment is deleted in its entirety and replaced with the following:
                  "Monthly Energy Payment = ( (AxD)+(BxD)+(CxD) ) x E"

         7.2      The definition of "F" is deleted in entirety.

8.       Amendment to Section 24

         8.1 The first sentence in Section 24 is deleted in its entirety and replaced with the following: "Neither Party shall voluntary assign its rights nor delegate its duties under this Contract, or any part of such rights or duties, without the written consent of the other party, except in connection with the sale, exchange or merger of a substantial portion of its properties."

         8.2 The last sentence in Section 24 is deleted in its entirety and replaced with the following: "Notwithstanding the foregoing, (i) Seller may assign all or part of its interest under this Contract to a financial institution to facilitate financing for the Project by the Seller, and (ii) Seller may assign its interest under this Contract to a partnership of which Seller, or its permitted successor or assign, is the general partner, provided that the assignee assumes all of Seller's obligations hereunder and that no such assignment shall relieve Seller of any such obligation."

9.       Amendment to Section 26

         Add the following to Section 26:

          26.4             In the event the Contract Capacity specified in
                           Section 1.3 is increased pursuant to the provisions of Section 8.1.2.6(b), Edison shall have the option to select the transmission plan described in either
                           Section 26.4.l or Section 26.4.2. Edison shall notify the Seller in writing of its selection under this Section 26.4 at least three (3) months prior to date of Firm Operation.

                           26.4.1           Transmission Option 1

                                            If Edison selects the transmission
                                            option specified in this Section
                                            26.4.1, the transmission
                                            arrangements associated with the
                                            transmission of the electrical
                                            energy from the Project to the
                                            Point of Interconnection shall be
                                            pursuant to the provisions of
                                            Sections 26.1, 26.2, and 26.3.

                           26.4.2           Transmission Option 2

                                            If Edison selects the transmission
                                            option specified in this Section
                                            26.4.2, then:

                           26.4.2.1 Edison shall endeavor to make arrangements with Interconnecting
                                            Utilities for the necessary
                                            transmission of the electrical
                                            energy from the Project to the Point
                                            of Interconnection. Seller
                                            shall be responsible for all costs
                                            associated with such transmission of
                                            electrical energy, commencing on the
                                            date of Firm Operation of the
                                            proposed increased Contract
                                            Capacity, as described in Section
                                            8.1.2.6(b), including the costs of
                                            transmission losses from the Project
                                            to the Point of Interconnection as
                                            provided for in the transmission
                                            arrangements between Edison and the
                                            Interconnecting Utilities.

                           26.4.2.2 If Edison is unable to secure satisfactory firm transmission service or equivalent arrangements from Interconnecting
                                            Utilities which are required to
                                            transmit the electrical energy from
                                            the Project to the Point of
                                            Interconnection, at terms and
                                            conditions satisfactory to Edison,
                                            in its sole judgement, then Edison
                                            shall not be liable to the
                                            Seller for any damages arising
                                            from Edison's failure to secure said
                                            transmission service or arrangements
                                            nor will Edison be required to
                                            purchase Energy which is not
                                            delivered or capacity which
                                            is not made available at the Point
                                            of Interconnection.

                           26.4.2.3 Commencing on the date of Firm Operation of the proposed increased Contract Capacity, as described in
                                            Section 8.1.2.6(b), and extending
                                            through the Contract Term, the
                                            payments specified in Sections
                                            8, 8.1, 8.2, and 8.3 shall be made
                                            at 100% of their calculated
                                            value instead of the 90% of their
                                            calculated value as otherwise
                                            required by those Sections.

                           26.4.2.4 Commencing on the date of Firm Operation of the proposed increased Contract Capacity,
                                            Sections 26.1, 26.2, and 26.3
                                            shall be inoperative.

                           26.4.2.5         Edison shall pay to Seller,
                                            within 30 calendar days after the
                                            date of Firm Operation of the
                                            proposed increased Contract
                                            Capacity, the balance remaining in
                                            the Transmission Account established
                                            under Section 26.3.

                           26.4.2.6         Edison shall prepare and mail
                                            a bill to Seller for the
                                            transmission costs, as provided for
                                            in Section 26.4.2.1, within 30 days
                                            of the end of each month. Seller
                                            shall pay such bills within 20
                                            calendar days of the receipt of
                                            said bill."

10.    Effect of this Amendment No. 1
       Except as amended herein, all terms, covenants, and conditions contained in the Power Purchase Contract shall remain in full force and effect.

11.    Signature Clause
       The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 1 on behalf of the Party for whom they sign. This Amendment No. 1 is hereby executed as of this 13th day of November, 1984.


                        SOUTHERN CALIFORNIA EDISON COMPANY

                          By /s/ Edward A. Myers, Jr.
                             ________________________________
                                 Edward A. Myers, Jr.
                                 Vice President

                          IMPERIAL ENERGY CORPORATION

                          By /s/ Michael B. Malvin
                             ________________________________
                                 Michael B. Malvin
                                 President

                                AMENDMENT NO. 2
                                      TO
                            POWER PURCHASE CONTRACT
                                    BETWEEN
                      SOUTHERN CALIFORNIA EDISON COMPANY
                                      AND
                              MAGMA POWER COMPANY

                              AMENDMENT NO. 2 TO
                        POWER PURCHASE CONTRACT BETWEEN
                    SOUTHERN CALIFORNIA EDISON COMPANY AND
                              MAGMA POWER COMPANY

1.       Parties
         The Parties to this Amendment No. 2 to the Power Purchase Contract between Southern California Edison Company and Imperial Energy Corporation, executed on February 22, 1984 ("Power Purchase Contract"), hereinafter referred to as "Amendment No. 2", are Southern California Edison Company, a California corporation, hereinafter referred to as "Edison", and Magma Power Company, a Nevada corporation, hereinafter referred to as "Seller", hereinafter sometimes referred to individually as "Party" and collectively as "Parties".

2.       Recitals
         This Amendment No. 2 is made with reference to the following facts, among others:

         2.1 On February 22, 1984, Edison and Imperial Energy Corporation ("Imperial") executed the Power Purchase Contract to provide the terms and conditions for the sale by Imperial and the purchase by Edison of electrical power delivered by Imperial to Edison at the Point of Interconnection from the 1,000 kW electrical generating facility located at Niland, California.

         2.2 On June 15, 1984, Edison and Magma Electric Company executed a Power Purchase Contract, which was amended on November 30, 1984 ("Magma Electric Contract").

         2.3 On November 13, 1984, Edison and Imperial amended the Power Purchase Contract to modify the terms of: (i) Payments for Energy, (ii) Contract Capacity of the Generating Facility,
                  (iii) Successors and Assigns, and (iv) Transmission.

         2.4 On January 22, 1986, Seller acquired an option to purchase the geothermal leaseholds described in and pursuant to the terms and conditions contained in the Option to Acquire Adjacent Geothermal Leasehold ("Option") among Seller, Imperial, Niland Power, Inc., and Salton Sea Associates.

         2.5 On January 22, 1986, in conjunction with the Option, Imperial assigned to Seller its rights, title and interest in the Power Purchase Contract. Edison consented to said assignment on March 12, 1986.

         2.6 On January 22, 1986, in conjunction with the Option, Niland Power, Inc. assigned to Seller its rights, title and interest in the Power Purchase Contract between Edison and Imperial, dated April 16, 1985 which it acquired from Imperial on September 9, 1985 ("Imperial II Contract"). Edison consented to said assignment on March 12, 1986.

         2.7 On February 10, 1986, Vulcan/BN Geothermal Power Company, of which Seller's affiliate is a partner, declared its 29,500 kW geothermal project at Niland in firm operation. Based on the successful development of its first project at Niland, Seller has concluded that its succeeding projects should be duplicates of that project.

         2.8 On March 14, 1986, Imperial, Niland Power, Inc., and Salton Sea Associates assigned to Seller their rights, title and interest in those geothermal leaseholds described in and pursuant to the terms and conditions contained in the Option.

         2.9 The aforementioned Power Purchase Contracts provide for projects which will all be constructed and operated on contiguous sites.

        2.10 Concurrent with this Amendment No. 2, Edison, Seller and Magma Electric Company have agreed to amend the Magma Electric Contract and the Imperial II Contract to effectively transfer Capacity to be purchased by Edison from the Magma Electric Contract and the Imperial II Contract to the Power Purchase Contract to account for the increase in the Capacity to be produced under the Power Purchase Contract.

        2.11 Seller, based on the aforementioned facts, desires to amend the Power Purchase Contract to reflect a change in the rating of the Seller's Generating Facility.

3.        Agreement

          The Parties agree to the following.

4.        Effective Date

          This Amendment No. 2 shall become effective upon execution by the Parties.

5.        Amendment to Section 1.1

          Section 1.1 is deleted in its entirety and replaced with the following:

          "1.1 All notices shall be sent to Seller at the following address.

                      Magma Power Company
                      P.O. Box 17760
                      Los Angeles, California  90017
                      Attention: President"

6.        Amendment to Section 1.2

          6.1 Subparagraph a of Section 1.2 is deleted in its entirety and replaced with the following:
                  "a.  Nameplate Rating:  38,000 kW."

          6.2     Add the following subparagraph "d":
                 "d. Generating Facility Designation: Niland No. 2."

7.       Amendment to Section 1.3
         Section 1.3 is deleted in its entirety and replaced with the following:

         "Contract Capacity:  34,000 kW
          1.3.1   Estimated as-available capacity:  4,000 kW."

8.       Amendment to Section 1.4
         Section 1.4 is deleted in its entirety and replaced with the following:
                  "Expected annual production: 238,272,000 kWh."

9.       Amendment to Section 1.5
         Section 1.5 is deleted in its entirety and replaced with the following:
                  "Expected Date of Firm Operation: January 1, 1989."

10.      Amendment to Section 1.6

         Section 1.6 is deleted in its entirety and replaced with the following:
                    "Contract Term:  30 years."

11.      Amendment to Section 1.8

         Section 1.8, Option B, subparagraphs a and b, are deleted in their entirety and replaced with the following:
                     X              Standard Offer No. 2 Capacity Payment
                   -----            Schedule in effect at time of contract
                                    execution.

                   _____            Standard Offer No. 2 Capacity Payment
                                    Schedule in effect at time of Firm
                                    Operation."


12.      Amendment to Section 1.9

         The last paragraph in Section 1.9 is deleted in its entirety and replaced with the following:

                "100 percent of Forecast of Annual Marginal Cost of Energy, and 0 percent of Edison's published avoided cost of energy as updated periodically and accepted by the Commission."

13.      Amendment to Section 8

         Section 8 is deleted in its entirety and replaced with the following:

         "Prior to the date of Firm Operation, Seller shall be paid for Energy only pursuant to Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the Commission. If at any time electrical energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver electrical energy to Edison and for any electrical energy purchased by Edison, Seller shall receive payment from Edison for (i) Energy pursuant to this Section, and (ii) as-available capacity based on a capacity price from the Standard Offer No. 1 Capacity Payment Schedule as approved by the Commission. Unless and until all required



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


         licenses and approvals have been obtained, Seller may discontinue deliveries at any time."

14.      Amendment to Section 8.1

         The first two sentences in Section 8.1 are deleted in their entirety and replaced with the following:

         "Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the Capacity Payment Option selected by Seller in Section 1.8. The Capacity Payment Schedules will be based on Edison's full avoided operating costs as approved by the Commission throughout the life of this Contract."

15.      Amendment to Section 8.1.2.6

         Subparagraph b is deleted in its entirety.

16.      Amendment to Section 8.2

         The first sentence in Section 8.2 is deleted in its entirety and replaced with the following:

         "During the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for the Energy delivered by the Seller and purchased by Edison at the Point of Interconnection pursuant to the Energy Payment Option selected by the Seller in Section 1.9, as follows."

17.      Amendment to Section 8.3

         The first sentence in Section 8.3 is deleted in its entirety and replaced with the following:

         "During the Second Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for Energy delivered by Seller and purchased by Edison at the Point of Interconnection at a rate equal to 100% of Edison's published avoided cost of energy as updated periodically and accepted by the Commission, pursuant to the following formula:"

18.      Amendment to Section 26

         Section 26 is deleted in its entirety and replaced with the following:


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


         "Seller shall be solely responsible, using all reasonable efforts, to negotiate and conclude all required transmission and interconnection agreements with the Interconnecting Utility. Such agreements shall provide for the transmission of electrical energy generated by the Generating Facility to the Point of Interconnection."

19.      Effect of this Amendment No. 2
         Except as amended herein, all terms and conditions contained in the Power Purchase Contract shall remain in full force and effect.

20.      Signature Clause
         The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 on the behalf of the Party for whom they sign. This Amendment No. 2 is hereby executed as of this 10th day of April, 1986.

                                SOUTHERN CALIFORNIA EDISON COMPANY


                                By: /s/ Edward A. Myers, Jr.
                                   ______________________________
                                         Edward A. Myers, Jr.
                                         Vice President

                                MAGMA POWER COMPANY

                                By: /s/ Andrew W. Hoch
                                   ______________________________
                                          Andrew W. Hoch
                                          President